EXHIBIT 5.01


              [LETTERHEAD OF O'MELVENY & MYERS LLP]


November 30, 1998

Southern California Water Company
630 East Foothill Boulevard
San Dimas, California  91773

          Re:  Debt Securities of Southern California
               Water Company

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by Southern California Water Company (the "Company") with the Securities and Exchange Commission in connection with the registration of $60,000,000 aggregate initial offering price of Debt Securities (the "Debt Securities"). We have examined the indenture, dated as of September 1, 1993, filed as an exhibit to the Registration Statement (the "Indenture") under which the Debt Securities are to be issued. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Debt Securities.

     Subject to the proposed additional proceedings with respect to the Debt Securities being taken as now are contemplated by us as your counsel and as contemplated by the Indenture, as applicable, prior to the issuance and sale of the Debt Securities, and the execution, delivery and authentication of the Debt Securities, it is our opinion that the Debt Securities, upon the issuance and sale in the manner referred to in the Registration Statement, will constitute the legally valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "LEGAL MATTERS" in the Registration
Statement and the Prospectus which forms a part thereof.

                                      Respectfully submitted,

                                      /s/  O'Melveny & Myers LLP
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